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                                                                   EXHIBIT 23.1


                          Consent of Ernst & Young LLP
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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Vaxcel, Inc. of our report dated February 27, 1998, included in the 1997 Annual Report to Shareholders of Vaxcel, Inc.

Our audits also included the financial statement schedule of Vaxcel, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, as of the date of our report referred to in the preceding paragraph, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-31733 pertaining to the Vaxcel, Inc. 1993 Stock Option Plan and the Vaxcel, Inc. Replacement Plan for Zynaxis Options, of our report dated February 27, 1998, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Vaxcel, Inc.



/s/ Ernst & Young LLP


Atlanta, Georgia
March 20, 1998